016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

GOODTIMES
Burgers & Frozen Custard

Shares
600620****
600620**
****600620****
*****600620***
******600620**

GOOD TIMES RESTAURANTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 382140 87 9

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Good Times Restaurants, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

President, Chief Executive Officer

Controller, Secretary/Treasurer

GOOD TIMES RESTAURANTS INC.
CORPORATE
SEAL
NEVADA

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE\ TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

1234567

GOODTIMES
Burgers & Frozen Custard

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

GOOD TIMES RESTAURANTS, INC.

TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor) under Uniform Gifts to Minors Act .... (State)
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust) .... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20 ________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.